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                                                                [CONFORMED COPY]

                                                                    EXHIBIT 10.4


                                AGENCY AGREEMENT

           AGENCY AGREEMENT (the "Agency Agreement"), dated as of September 6, 1995, by and among GENENTECH, INC., a Delaware corporation (the "Company"), CITIBANK, N.A. (the "Agent") and, solely for purposes of Section 9 hereof, ROCHE HOLDING LTD, a Swiss corporation ("Roche Holding").

           WHEREAS, the Company and Roche Holdings, Inc., a Delaware corporation ("Roche"), have entered into an Amended and Restated Governance Agreement dated as of the date hereof (the "Governance Agreement");

           WHEREAS, Roche Holding has guaranteed the obligations of Roche under
Section 2.03 of the Governance Agreement (the "Guaranty");

           WHEREAS, the Company desires that there be established an alternative enforcement mechanism for Roche's and Roche Holding's respective obligations under Section 2.03 of the Governance Agreement and the Guaranty;

           WHEREAS, the Company and the Agent also desire to set forth the terms and conditions under which the Enforcement Amount (as defined below) shall be held and disbursed by the Agent; and

           WHEREAS, the Company desires that the Agent be appointed as enforcement agent to act in accordance with the terms hereof and acknowledges the receipt of good and valuable consideration;

           NOW THEREFORE, it is agreed as follows:

           1. Deposit of Enforcement Amount. (a) The Company hereby agrees that, on the effective date of the merger (the "Merger") of HLR (U.S.) II, Inc., a Delaware corporation ("Merger Sub"), with and into the Company pursuant to the Merger Agreement dated as May 23, 1995, as amended to date, by and among the Company, Merger Sub and Roche (the "Merger Agreement"), the Company shall unconditionally and irrevocably convey to the Agent all of its right, title and interest in and to the sum of US$1,000,000.00 in immediately available funds (together with all investment or interest income earned with respect thereto, the "Enforcement Amount"), such Enforcement Amount to be used by the Agent in accordance with Section 5 hereof.


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           (b) The Company hereby authorizes the Agent to receive and hold any additional funds contributed at any time by any other person or persons to the Enforcement Amount, and any such additional funds shall, for all intents and purposes of this Agency Agreement, be deemed thereafter to be included in the Enforcement Amount.

           2. Creation of Irrevocable Agency. The Company hereby irrevocably constitutes and appoints the Agent, its true and lawful agent to act as enforcement agent in accordance with the terms hereof, and the Agent hereby accepts such appointment. The Company and the Agent agree that the irrevocable agency created under this Agency Agreement shall be coupled with the undivided interest of the Agent set forth in Section 2.03 of the Governance Agreement, which interest the Company hereby irrevocably and unconditionally conveys to the Agent. The agency powers granted to the Agent hereunder shall vest in the Agent full power and authority to carry out the intents and purposes set forth in
Section 4 of this Agency Agreement. The Agent agrees to serve until its successor, if any, shall have been appointed pursuant to Section 8 of this Agency Agreement.

           3. Investment of the Enforcement Amount. The Enforcement Amount shall be held by the Agent in a separate account maintained for this purpose (the "Account") on the terms and subject to the conditions of this Agreement. The Account shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agency Agreement. The Enforcement Amount shall not be available to, and shall not be used by, the Agent, except as permitted by Section 7 hereof, to set off any obligations of any of the Company or Roche Holding owed to the Agent in any capacity. The Agent shall invest and reinvest from time to time the Enforcement Amount in Class B Shares of the Dreyfus Treasury Prime Cash Management Money Market Fund or a successor money market fund with similar investment objectives and criteria.

           4. Purposes of Appointment. If the Agent has been notified by the Company or by any person who is then an officer or a director of the Company (which person may notify the Agent in his or her individual capacity and not as an officer or director of the Company) that (x) an Insolvency Event (as defined in Article Third of the Company's Certificate of Incorporation) shall have occurred and (y) Roche and Roche Holding have failed to timely perform their respective obligations under Section 2.03 of the Governance Agreement and under the Guaranty within 10 days after the occurrence of such Insolvency Event (the



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events referred to in clauses (x) and (y) of this sentence, together being referred to as the "Triggering Events"), the Agent shall take all steps necessary (including the commencement and prosecution of legal action) to seek to enforce performance of such obligations, in the right of and as the agent of the Company, by (i) retaining counsel of reputation and standing from among the law firms listed on the attached Schedule I or other counsel of reputation and standing, (ii) instructing such counsel to use best efforts to seek to cause Roche and Roche Holding to perform such obligations, (iii) disbursing all or such portion of the Enforcement Amount as may be necessary in connection with the foregoing, and (iv) taking any such other action as it may be advised by such counsel is necessary and appropriate to seek to enforce such obligations. The Company shall have no right or authority to direct the Agent with respect to the performance of the Agent's duties under this Section 4. Upon receipt of the notice specified in the first sentence of this Section 4, the Agent shall forward a copy of such notice to Roche at the address specified in Section 12 of this Agency Agreement.

           5. Payment of Enforcement Amount. (a) The Agent shall pay the Enforcement Amount only in accordance with the following (and shall have no obligation to pay or disburse any amounts in excess of the Enforcement Amount):

           (i) At any time and from time to time after the Agent has received the notice referred to in Section 4 of this Agency Agreement of the occurrence of the Triggering Events, the Enforcement Amount (or any portion thereof) shall be paid in such a manner as to carry out the purposes set forth in Section 4 of this Agency Agreement; and

           (ii) After receipt of written notice from the Company to the effect that either (x) the redemption of all of the then outstanding shares of the Company's Callable Putable Common Stock, par value $.02, pursuant to Section (c)(ii) of Article Third of the Company's Certificate of Incorporation (as proposed to be amended in connection with the Merger) has been consummated; (y) Roche and Roche Holding have fully complied with their respective obligations under Section
           2.03 of the Governance Agreement and under the Guaranty; or (z) the rights of the Company's stockholders under Section (c)(iii) of Article Third of the Company's Certificate of Incorporation (as proposed to be amended in connection with the Merger) have been eliminated pursuant to the vote of such

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           stockholders required to be obtained under such Certificate of
           Incorporation and under the Governance Agreement, the Agent shall pay the Enforcement Amount (minus any amounts paid pursuant to the immediately preceding subparagraph (i) of this Section 5 or retained by the Agent pursuant to Section 7 hereof), to the Company and (to the extent instructions have been provided to the Agent as contemplated by subsection (d) of this Section 5) to any other person which has contributed to the Enforcement Amount, in proportion to their respective contributions.

           (b) All investment or interest income earned with respect to the Enforcement Amount shall be added to the Enforcement Amount.

           (c) Title to the Enforcement Amount and the Account shall be vested in the Agent, and the Company shall not have any beneficial interest or ownership interest whatsoever in the Enforcement Amount or the Account and, other than as set forth in subparagraph (a)(ii) of this Section 5, the Company shall have no right to receive all, or any portion of, the Enforcement Amount.

           (d) The person or persons entitled to receive funds pursuant to subsection (a) of this Section 5 shall provide instructions to the Agent for the payment of such funds. The Agent shall not bear any responsibility for income tax withholding with respect to the payment of such funds.

           6. Termination of Agency Agreement. Once all amounts owed to the Agent have been paid and the entire Enforcement Amount has been disbursed pursuant to Section 5 of this Agency Agreement, this Agency Agreement and the Agent's duties hereunder shall terminate. This Agency Agreement shall also terminate if the Merger Agreement is terminated pursuant to Section 7.1 thereof without the Merger having been consummated, and the parties shall notify the Agent of such termination.

           7. Agent's Fees and Expenses. The fees and expenses of the Agent described on the attached Schedule II shall be retained by the Agent out of the Enforcement Amount. The Agent shall have no duties or liabilities under this Agency Agreement unless and until full payment by the Company of the Start-Up Fee set forth on such Schedule II. The Agent shall be


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entitled to retain out of the Enforcement Amount all expenses, disbursements and advances reasonably incurred or made by the Agent in the preparation, administration and enforcement of this Agency Agreement, including but not limited to reasonable legal fees and expenses of outside counsel and related expenses.

           8. Resignation of Agent. The Agent may resign as such at any time by giving written notice thereof to the Company and Roche Holding and, at the same time, appointing its successor, which shall be a financially responsible person reasonably able to perform the duties of the Agent under this Agency Agreement. The Agent shall continue to serve until its successor accepts appointment as successor agent and receives the Enforcement Amount. If a successor agent has not accepted such appointment within thirty days after such notice of a resignation has been given, the Agent may apply, but shall have no obligation to do so, to a court of competent jurisdiction for the appointment of a successor agent or for other appropriate relief. The terms and conditions of this Agency Agreement will remain unaffected by resignation of the Agent or the appointment of a successor agent. Following the acceptance of appointment of a successor agent, such person shall for all intents and purposes of this Agency Agreement be the "Agent" hereunder, with all of the benefits and obligations of the Agent hereunder. The Agent's resignation shall take effect upon delivery of the Enforcement Amount to a successor agent and the Agent shall thereupon be discharged from all further obligations under this Agency Agreement, and shall have no further duties or responsibilities in connection herewith. The obligations of Roche Holding to the Agent and the rights of the Agent under Sections 7, 9 and 10 hereof shall survive termination of this Agency Agreement or the resignation or removal of the Agent.

           9. Liability of Agent. The Agent assumes no responsibility or liability to the Company, Roche Holding or any other person, other than to invest and disburse the Enforcement Amount held and received by it pursuant to the terms of this Agency Agreement and to perform its duties set forth in
Section 4 hereof. The Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except for actions or omissions to act that constitute gross negligence or willful misconduct. Roche Holding agrees to indemnify and hold the Agent harmless for all claims, liability, loss and expense (including reasonable fees and expenses of outside counsel and related expenses) with respect to anything done by it in good faith in connection with any and all matters covered by this


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Agency Agreement and in accordance with the terms hereof (provided that such actions do not evidence gross negligence or willful misconduct on the part of the Agent). The obligations of Roche Holding to the Agent and the rights of the Agent under this Section 9 and Section 10 of this Agency Agreement shall survive termination of this Agency Agreement or the resignation or removal of the Agent.

           10. Responsibilities and Rights of the Agent.

           (a) The Agent undertakes to perform only such duties as are expressly set forth herein. Without limiting the generality of the foregoing and other than as specifically set forth in this Agency Agreement, the Agent shall have no duty or responsibility as regards any: (i) security as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default; and
(ii) loss occasioned by delay in the actual receipt of notice of any payment, redemption or other transaction regarding any item in the Account as to which it is authorized to take action hereunder. The Agent may consult with counsel and shall be fully protected with respect to any action taken in good faith in accordance with the advice of such counsel.

           (b) The Agent is hereby authorized to comply with any judicial order or legal process which stays, enjoins, directs or otherwise affects the transfer or delivery of the Enforcement Amount or any party hereto and shall incur no liability for any delay or loss which may occur as a result of such compliance.

           (c) The Agent shall have no duty or responsibility with regard to any loss resulting from the investment, reinvestment, sale or liquidation of the Enforcement Amount in accordance with the terms of this Agency Agreement.

           (d) The Agent is authorized to register securities in the name of its nominee or nominees or, where securities are eligible for deposit in a central depository, such as The Depository Trust Company, the Federal Reserve Bank of New York or the Participants Trust Company, the Agent may utilize any such depository and permit the registration of registered securities in the name of its nominee or nominees. The Agent may return or deliver securities of the same class and denomination as those deposited with it hereunder or otherwise received by it for the Account, and the Agent need not retain the particular certificates so deposited or received.


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           (e) Except as otherwise expressly provided herein, the Agent is authorized to execute instructions and take other actions pursuant to this Agency Agreement in accordance with its customary processing practices of similar customers and, in accordance with such practices the Agent may retain agents, including its own subsidiaries or affiliates, to perform certain of such functions. The Agent shall have no liability under this Agency Agreement for any loss or expense other than those occasioned by the Agent's gross negligence or willful misconduct and in any event its liability shall be limited to direct damages and shall not include any special or consequential damages. All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agency Agreement shall be made by the Agent as agent, at the risk of the other parties hereto with respect to their actions or omissions and those of any person other than the Agent. In no event shall the Agent be responsible or liable for any loss due to forces beyond its control, including, but not limited to, acts of God, flood, fire, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agency Agreement, inability to obtain equipment or communications facilities, or the failure of equipment or interruption of communications facilities, and other causes whether or not of the same class or kind as specifically named above. In the event that the Agent is unable substantially to perform, for any of the reasons described in the immediately preceding sentence, it shall so notify the Company as soon as reasonably practicable.

           (f) The Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other paper or document that the Agent in good faith reasonably believes to be genuine and what it purports to be. The Agent is not a party to, and is not bound by or (other than as set forth in this Agency Agreement with respect to Section 2.03 of the Governance Agreement) charged with notice of any, other agreement out of which this Agency Agreement may arise.

           11. Successors and Assigns. This Agency Agreement shall be binding upon the parties and their respective successors, heirs and assigns. This Agency Agreement is assignable only with the written consent of all parties hereto; provided,



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however, that Roche Holding may assign its obligations under this Agency
Agreement to a wholly-owned subsidiary of Roche Holding; provided, further, that no such assignment shall relieve Roche Holding of any of its obligations under this Agency Agreement.

           12. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, by telecopy or sent by registered mail or certified mail, postage prepaid, or overnight courier, to the appropriate address as set forth below. All such notices which are mailed shall be deemed delivered upon receipt. Notices to the Company shall be addressed to:

                           Genentech, Inc.
                           460 Point San Bruno Boulevard
                           South San Francisco, CA  94080
                           Attention:  General Counsel
                           Telecopy Number:  (415) 952-9881
                           Telephone Number:  (415) 225-1000

                           with a required copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Richard D. Katcher, Esq.
                           Telecopy Number:  (212) 403-2000
                           Telephone Number:  (212) 403-1000

or at such other address and to the attention of such other person as the Company may designate by written notice to Roche Holding and the Agent. Notices to Roche Holding shall be addressed to:

                           Roche Holding Ltd
                           Grenzacherstrasse 124
                           CH-4002 Basel
                           Switzerland
                           Attn.:  Dr. Felix Amrein
                           Telecopy:  011-41-61-688-1396

                           with a required copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017
                           Attn: Peter R. Douglas, Esq.
                           Telecopy:  212-450-4800


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or at such other address and to the attention of such other person as Roche
Holding may designate by written notice to the Company and the Agent. Notices to the Agent shall be addressed to:

                           Citibank, N.A.
                           120 Wall Street
                           13th Floor
                           New York, N.Y. 10043

                           Attn:  Bryan Gartenberg, V.P.
                                  Escrow Administration

                           Telephone:  (212) 412-6257
                           Telecopy:   (212) 480-1614

or at such other address and to the attention of such other person as the Agent may designate by written notice to the Company and Roche Holding.

           13. Amendment and Modification. This Agency Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

           14. Governing Law; Counterparts. This Agency Agreement shall be constructed under and governed by the internal substantive laws of the State of New York. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agency Agreement shall be exercised in the Borough of Manhattan by a competent Court of the State of New York or by a United States Court sitting in the Southern District of New York and hereby consent to venue in such jurisdiction; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 14 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of New York other than for such purpose. This Agency Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

           15. Entire Agreement. The terms and conditions set forth herein constitute the sole and exclusive agreement of the Company and Roche Holding with the Agent with respect to the subject matter hereof.


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           IN WITNESS WHEREOF, this Agency Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                           GENENTECH, INC.

                           By: /s/ John P. McLaughlin
                              -----------------------------
                              Name: John P. McLaughlin
                              Title: Senior Vice President

                           CITIBANK, N.A.

                           By: /s/ Jeff Zeiler
                              -----------------------------
                              Name: Jeff Zeiler
                              Title: Assistant Vice President

                           ROCHE HOLDING LTD, solely for purposes of Section 9
                               hereof

                           By: /s/ Henri B. Meier
                              -----------------------------
                              Name: Henri B. Meier
                              Title: Vice President


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                                   SCHEDULE I

           The following is a non-exclusive list of counsel of reputation and standing which the Agent may retain pursuant to Section 4 of the Agency
Agreement:

           1. Cravath, Swaine & Moore

           2. Gibson, Dunn & Crutcher

           3. Latham & Watkins

           4. O'Melveny & Myers

           5. Paul, Weiss, Rifkind, Wharton & Garrison

           6. Simpson, Thacher & Bartlett

           7. Skadden, Arps, Slate, Meagher & Flom

           8. Sullivan & Cromwell

           9. White & Case


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                                   SCHEDULE II

           The Agent shall be entitled to retain out of the Enforcement Amount the following fees under Section 7 of this Agency Agreement:

           $6,000 on September 6 of each year during which this Agency Agreement is in effect, which shall represent the annual fee for the following twelve-month period.

           The Agent acknowledges receipt on the date hereof from the Company of
(i) the $6,000 Start-Up Fee (which shall constitute the first annual payment hereunder) and (ii) $1,000, which represents the legal fees incurred by the Agent in connection with the negotiation and execution of this Agency Agreement.

                                     CITIBANK, N.A.

                                     By: /s/ Jeff Zeiler
                                         ------------------------------
                                         Name:  Jeff Zeiler
                                         Title: Assistant Vice President


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